Exhibit 99.1

Daseke Comments on Recent SEC Statement Relating to Warrants and Announces Timing for First Quarter Earnings Call

Company reaffirms fiscal 2021 guidance, believes correction in warrant accounting not meaningful to investment thesis in Daseke, and will likely result in an increase to 2021 GAAP net income

ADDISON, Texas – April 22, 2021 – Daseke, Inc. (NASDAQ: DSKE) (or the “Company”), the largest flatbed, specialized transportation and logistics solutions company in North America, today commented on the recent statement (the “SEC Statement”) from the Staff of the Securities and Exchange Commission (the “SEC”) concerning the accounting for warrants issued by special purpose acquisition companies (“SPACs”).  Daseke’s warrants (NASDAQ: DSKEW), which expire in February 2022, are exercisable at a price of $5.75 per one-half of one share of common stock, or $11.50 per whole share.

Jason Bates, Executive Vice President and Chief Financial Officer of Daseke, commented, “While Daseke did go public through a SPAC vehicle which involved the issuance of warrants, that process was completed over four years ago.  Any corrections in the accounting for those warrants will be non-operational and non-cash, and thus would have no impact on our Revenue, Operating Income, Operating Ratio, Adjusted EBITDA, Adjusted EPS, or Free Cash Flow in prior years or moving forward.  Given the exercise price of Daseke’s outstanding warrants, which expire in February 2022, and the current trading price of our common shares, the accounting correction resulting from the SEC Statement will likely result in an increase to GAAP net income over the next four quarters.

We are very encouraged with the significant progress generated by our entire organization over the past 18 months and remain focused on advancing that positive operational and financial momentum. We believe our strategy to drive long-term shareholder value will continue to manifest itself over the coming quarters and years.  As a result, we are reiterating our 2021 revenue and earnings outlook, which we provided on our last earnings call, and are excited to share the results of our first quarter 2021 on May 7th.”

Highlights:

●	The Company notes that GAAP net income over the next four quarters will likely increase as a result of this accounting correction
●	The Company is reaffirming full-year 2021 financial guidance, as detailed on the prior earnings call, including revenue of $1.4 to $1.5 billion and Adjusted EBITDA of $165 to $175 million
●	Daseke has followed the predominantly utilized accounting treatment for its public and private warrants from the time of its IPO
●	Daseke believes that SPACs have almost universally accounted for warrants as equity instruments; though the SEC Statement has provided clarification that these warrants should be accounted for as liabilities
●	The Company has retained a third-party valuation firm to quantify the exact financial impact of the correction, for which we provided preliminary ranges in the Form 8-K, filed with the SEC on April 22, 2021
●	The Company believes the most impactful period of this change relates to the annual and interim periods in 2018, which the Company believes has little to no bearing on the investment thesis in Daseke at present, particularly considering the significant strategic and structural changes undertaken over the past 18 months as a part of the Company’s transformation initiatives
●	The Company notes that this accounting correction will result in changes to its historical financial statements for the interim and annual periods in 2018, 2019 and 2020, but emphasizes that it will not have any effect on previously reported Revenue, Operating Income, Operating Ratio, Adjusted EBITDA, Adjusted EPS, or Free Cash Flow

First Quarter Earnings Call Information

The Company also announced that it plans to report results for its fiscal first quarter ended March 31, 2021 on May 7, 2021. A conference call to discuss the financial and operational results is scheduled for May 7, 2021 at 11:00 AM ET.

Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Company’s website at https://www.daseke.com. Interested parties may also participate in the call by dialing (855) 242-9918 and entering the passcode 4570038. A replay of the conference call will be available a few hours after the event on the investor relations section of the Company’s website, under the events section.

About Daseke, Inc.

Daseke, Inc. is the largest flatbed and specialized transportation and logistics company in North America. Daseke offers comprehensive, best-in-class services to many of the world’s most respected industrial shippers through experienced people, a fleet of more than 5,000 tractors and 11,500 flatbed and specialized trailers. For more information, please visit www.daseke.com.

Use of Non-GAAP Measures

This news release includes non-GAAP financial measures for the Company, including Adjusted EBITDA, Adjusted EPS and Free Cash Flow.

Please note that the non-GAAP measures described below are not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures. Certain items excluded from these non-GAAP measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Also, other companies in Daseke’s industry may define these non‐GAAP measures differently than Daseke does, and as a result, it may be difficult to use these non‐GAAP measures to compare the performance of those companies to Daseke’s performance. Because of these limitations, these non-GAAP measures should not be considered a measure of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business. Daseke’s management compensates for these limitations by relying primarily on Daseke’s GAAP results and using these non-GAAP measures supplementally.

Adjusted EBITDA

Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest, (iii) income taxes, and (iv) other material items that management believes do not reflect our core operating performance.  Daseke has not reconciled its expectations as to Adjusted EBITDA to net income, the most directly comparable GAAP measure due to the high variability and inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, and Daseke is unable to provide such reconciliation without unreasonable effort.

The Company’s board of directors and executive management team use Adjusted EBITDA as a key measure of its performance and for business planning. Adjusted EBITDA assists them in comparing the Company’s operating performance over various reporting periods on a consistent basis because it removes from the Company’s operating results the impact of items that, in their opinion, do not reflect the Company’s core operating performance. Adjusted EBITDA also allows the Company to more effectively evaluate its operating performance by comparing the results of operations against its peers without regard to its or its peers’ financing method or capital structure. The Company’s method of computing Adjusted EBITDA is substantially consistent with that used in its debt covenants and also is routinely reviewed by its executive management for that purpose. The Company believes its presentation of Adjusted EBITDA is useful because it provides investors and industry analysts the same information that the Company uses internally for purposes of assessing its core operating performance.

Adjusted Net Income (Loss) and Adjusted EPS

Daseke defines Adjusted Net Income (Loss) as net income (loss) adjusted for material items that management believes do not reflect our core operating performance.  Daseke defines Adjusted EPS as Adjusted Net Income (Loss) divided by the weighted average number of shares of common stock outstanding during the period under the two-class method.

The Company’s board of directors and executive management team use these measures as key measures of its performance and for business planning. These measures assist them in comparing its operating performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that, in its opinion, do not reflect the Company’s core operating performance. The Company believes its presentation of these measures are useful because it provides investors and industry analysts the same information that it uses internally for purposes of assessing its core operating performance.

Free Cash Flow

Daseke defines Free Cash Flow as net cash provided by operating activities less purchases of property and equipment, plus proceeds from sale of property and equipment, as such amounts are shown on the face of the Statements of Cash Flows.

The Company’s board of directors and executive management team use Free Cash Flow to assess the Company’s liquidity and ability to repay maturing debt, fund operations and make additional investments. The Company believes Free Cash Flow provides useful information to investors because it is an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments, pay dividends to common shareholders and repurchase stock.

Forward‐Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “forecast,” “seek,” “target,” “predict,” and “potential,” the negative of these terms, or other comparable terminology. Projected financial information, including our guidance outlook, are forward-looking statements. Forward-looking statements may also include statements about the Company’s goals, including its restructuring actions and cost reduction initiatives; the Company’s financial strategy, liquidity and capital required for its business strategy and plans; the Company’s competition and government regulations; general economic conditions; and the Company’s future operating results.

These forward-looking statements are based on information available as of the date of this release, and current expectations, forecasts and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that the Company anticipates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements.

The effect of the COVID-19 pandemic may remain prevalent for a significant period of time and may continue to adversely affect the Company’s business, results of operations and financial condition even after the COVID-19 pandemic has subsided and “stay at home” mandates have been lifted. The extent to which the COVID-19 pandemic impacts the Company will depend on numerous evolving factors and future developments that it cannot predict. There are no comparable recent events that provide guidance as to the effect the COVID-19 global pandemic may have, and, as a result, the ultimate impact of the pandemic is highly uncertain and subject to change. Additionally, the Company will regularly evaluate its capital structure and liquidity position. From time to time and as opportunities arise, the Company may access the debt capital markets and modify its debt arrangements to optimize its capital structure and liquidity position.

Forward-looking statements are subject to risks and uncertainties (many of which are beyond our control) that could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic and business risks, such as downturns in customers’ business cycles and disruptions in capital and credit markets, the impact to the Company’s business and operations resulting from the COVID-19 pandemic, the Company’s ability to execute and realize all of the expected benefits of its integration, business improvement and comprehensive restructuring plans, the Company’s ability to complete planned or future divestitures successfully, the Company’s ability to adequately address downward pricing and other competitive pressures, driver shortages and increases in driver compensation or owner-operator contracted rates, loss of senior management or key operating personnel, our ability to realize intended benefits from its recent or future acquisitions, seasonality and the impact of weather and other catastrophic events, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, the Company’s ability to generate sufficient cash to service all of the Company’s indebtedness, restrictions in its existing and future debt agreements, increases in interest rates, changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general, the impact of governmental regulations and other governmental actions related to the Company and its operations, litigation and governmental proceedings, and insurance and claims expenses. You should not place undue reliance on these forward-looking statements.  For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward-looking statements, please see Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, particularly the section titled “Risk Factors” in Daseke’s most recent annual report on Form 10-K.

Investor Relations:

Alpha IR Group

Tel 1-312-445-2870

DSKE@alpha-ir.com